UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

THE BANK OF NEW YORK MELLON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-2614959
(State of incorporation or organization)	(IRS Employer Identification No.)

240 Greenwich Street
New York, New York	10286
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares each representing a 1/4,000th interest in a share of Series K Noncumulative Perpetual Preferred Stock	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-282710

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”), each representing a 1/4,000th interest in a share of the Series K Noncumulative Perpetual Preferred Stock, with a liquidation preference of $100,000 per share (the “Series K Preferred Stock”), of The Bank of New York Mellon Corporation (the “Registrant”). The descriptions of the general terms and provisions of the Series K Preferred Stock and the Depositary Shares are set forth under the captions “Description of the Series K Preferred Stock” and “Description of Depositary Shares”, respectively, in the Prospectus Supplement, dated as of March 7, 2025, as filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which supplements the descriptions under the captions “Description of Preferred Stock” and “Description of Depositary Shares” in the accompanying prospectus, dated as of December 9, 2024, included in the Registration Statement on Form S-3 (No. 333-282710) of the Registrant, as filed with the Commission on October 18, 2024 and amended by Pre-Effective Amendment No. 1, as filed with the Commission on December 5, 2024. Such sections are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2. Exhibits.

3.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-52710), as filed with the Commission on July 2, 2007).

3.2	Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 9, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35651), as filed with the Commission on April 10, 2019).

3.3	Certificate of Designations of the Registrant with respect to the Series A Noncumulative Preferred Stock, dated June 15, 2007 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-52710) as filed with the Commission on July 5, 2007).

3.4	Certificate of Designations of the Registrant with respect to the Series F Noncumulative Perpetual Preferred Stock, dated July 29, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35651) as filed with the Commission on Aug. 1, 2016).

3.5	Certificate of Designations of the Registrant with respect to the Series G Noncumulative Perpetual Preferred Stock, dated May 15, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35651) as filed with the Commission on May 19, 2020).

3.6	Certificate of Designations of the Registrant with respect to the Series H Noncumulative Perpetual Preferred Stock, dated Nov. 2, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35651) as filed with the Commission on Nov. 3, 2020).

3.7	Certificate of Designations of the Registrant with respect to the Series I Noncumulative Perpetual Preferred Stock, dated Nov. 16, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35651) as filed with the Commission on Nov. 18, 2021).

3.8	Certificate of Designations of the Registrant with respect to the Series J Noncumulative Perpetual Preferred Stock, dated March 7, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35651) as filed with the Commission on March 10, 2025).

3.9	Certificate of Designations of the Registrant with respect to the Series K Preferred Stock, dated March 13, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35651) as filed with the Commission on March 14, 2025).

3.10	Amended and Restated By-Laws of the Registrant, as amended and restated on Aug. 8, 2023 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35651) as filed with the Commission on Aug. 11, 2023).

4.1

Deposit Agreement, dated as of March  14, 2025, by and among the Registrant, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit  4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35651) as filed with the Commission on March 14, 2025).

4.2	Form of certificate representing the Series K Preferred Stock (included as Exhibit A to Exhibit 4.1).

4.3	Form of depositary receipt representing the Depositary Shares (included as Exhibit B to Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 18, 2025	The Bank of New York Mellon Corporation

	By:	/s/ Jean Weng
Name: Jean Weng
Title: Secretary